Exhibit 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Harding Associates, Inc. 1991 Employee Stock Purchase Plan, as amended of Harding Lawson Associates Group, Inc. and to the incorporation by reference therein of our report dated July 20, 1995, with respect to the consolidated financial statements of Harding Lawson Associates Group, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 1995, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP


Walnut Creek, California
May 31, 1996